EXECUTION

              MIDLAND REALTY ACCEPTANCE CORP.

      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
      SERIES 1996-C2, CLASS A-1, CLASS A-2, CLASS B,
                          CLASS C, CLASS D AND CLASS E

                             UNDERWRITING AGREEMENT


                                         New York, New York
                                    As of December 18, 1996

Prudential Securities Incorporated
One New York Plaza, 18th Floor
New York, New York 10292-2018

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701


Ladies and Gentlemen:

     Midland Realty Acceptance Corp., a Missouri corporation (the "Company"), proposes to issue and sell, pursuant to the terms of this Underwriting Agreement (this "Underwriting Agreement"), to Prudential Securities Incorporated ("PSI"), Deutsche Morgan Grenfell Inc. ("DMG") and Llama Company, L.P. ("Llama"), as underwriters (in such capacity, each an "Underwriter" and together, the "Underwriters"), the Midland Realty Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-C2, Class A-1, Class A-2, Class B, Class C, Class D and Class E (collectively, the "Publicly Offered Certificates"). The Publicly Offered Certificates constitute a portion of the Midland Realty Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-C2 (the "Certificates"), consisting of sixteen classes, Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I and Class R-II. The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of December 1, 1996 (the "Pooling and Servicing Agreement"; capitalized terms used herein without definitions shall have the meanings given such terms in the Pooling and Servicing


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Agreement),  by and among the Company, as the Depositor,  Midland Loan Services,
L.P., a Missouri limited partnership ("Midland"), as Servicer and as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, and the Publicly Offered Certificates have the respective initial aggregate approximate Certificate Balances set forth in the Final Prospectus (as hereinafter defined). The Certificates will represent, in the aggregate, the entire beneficial ownership interest in a separate trust fund (the "Trust Fund") to be created by the Company. The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 136 "whole" mortgage loans (the "Mortgage Loans"), secured by first liens on commercial and multifamily residential properties (each, a "Mortgaged Property").

     The sale of the Publicly Offered Certificates is to occur simultaneously with the separate offering of the Midland Realty Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-C2, Class A-EC, Class F, Class G, Class H, Class J, Class K, Class L-1, Class L-2, Class R-I and Class R-II (the "Privately Placed Certificates"), which are being issued pursuant to the Pooling and Servicing Agreement and sold to PSI, DMG and Llama, as placement agents (in such capacity, each a "Placement Agent" and together, the "Placement Agents"), pursuant to that certain Certificate Purchase Agreement, dated as of December 23, 1996 (the "Certificate Purchase Agreement"), among the Company and the Placement Agents. The Placement Agents will privately offer such Privately Placed Certificates pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Regulation D thereunder, as further described in that certain Private Placement Memorandum dated December 23, 1996 (the "Private Placement Memorandum").

     The Company will purchase (a) the Midland Mortgage Loans from Midland and Midland Commercial Financing Corp., a Missouri corporation ("MCFC"), pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated December 23, 1996 (the "MCFC Mortgage Loan Purchase Agreement"), among Midland, MCFC and the Company; (b) the GACC Mortgage Loans from German American Capital Corporation, a Maryland corporation ("GACC"), pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated December 23, 1996 (the "GACC Mortgage Loan Purchase Agreement"), between GACC and the Company; and (c) the BCMC Mortgage Loans from MCFC pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated December 23, 1996 (the "BCMC/MCFC Mortgage Loan Purchase Agreement"), between MCFC and the Company, and MCFC will purchase the BCMC Mortgage Loans from Boston Capital Mortgage Company, Limited Partnership, a Massachusetts limited partnership ("BCMC"), pursuant to that certain Mortgage Loan Purchase and Sale Agreement, dated December 23, 1996 (the "BCMC Mortgage Loan Purchase Agreement"), between BCMC and MCFC. (The MCFC Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement, the BCMC Mortgage Loan Purchase Agreement and the BCMC/MCFC Mortgage Loan Purchase Agreement are collectively referred to herein as the "Mortgage Loan Purchase Agreements.") Pursuant to the Pooling and Servicing Agreement, the Mortgage Loans will be transferred by the Company to the Trustee, for the benefit of the Certificateholders, in exchange for the Certificates.



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     Subject to the terms and conditions and in reliance on the  representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the percentage interests in the respective Classes of Publicly Offered Certificates (in the principal or notional amount set forth opposite such Underwriter's name in the Prospectus Supplement) at the purchase price for each such Class as set forth in a separate writing between the Company and the Underwriters (the "Pricing Letter").

     1. Offering by the Underwriters. Upon the execution of this Underwriting Agreement by all the parties hereto and the authorization by the Underwriters of the release of the Publicly Offered Certificates, the Underwriters propose to offer for sale to the public the Publicly Offered Certificates at the price and upon the terms set forth in the Final Prospectus (as hereinafter defined).

     2. Conditions of the Underwriters' Obligations. The obligation of the Underwriters hereunder to purchase the Publicly Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company, Midland and any of their Affiliates, made in any certificate pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

         (a) All actions required to be taken and all filings required to be made by or on behalf of the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the sale of the Publicly Offered Certificates shall have been duly taken or made.

         (b) The Underwriters shall have received on the Closing Date an Officer's Certificate of the Company, dated the Closing Date, to the effect that: (i) no stop order suspending the effectiveness of the Company's registration statement (Registration No. 333-15893) (the "Registration Statement") shall be in effect, (ii) no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission (the "Commission"), or by any authority administering any state securities or "Blue Sky" laws, (iii) any requests for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction, (iv) since the respective dates as of which information is given in the Registration Statement, the Prospectus, dated as of December 18, 1996 (the "Prospectus") and the Prospectus Supplement, dated as of December 18, 1996 (the "Prospectus Supplement"; together with the Prospectus, the "Final Prospectus") and except as otherwise stated therein, there shall have been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company, (v) there are no material actions, suits or proceedings pending (or, to the best knowledge of the Company, threatened) before any court or governmental agency, authority or


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     body,  affecting  the  Company  or the  transactions  contemplated  by this
     Underwriting Agreement and (vi) the Company is not in violation of its Articles of Incorporation, as amended, or its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, pooling and servicing agreement, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Company.

         (c) Subsequent to the execution of this Underwriting Agreement, there shall not have occurred any of the following: (i) if at or prior to the Closing Date, trading in securities on the New York Stock Exchange, London Stock Exchange or Tokyo Stock Exchange shall have been suspended or any material limitation in trading in securities generally shall have been established on such exchange, or a banking moratorium shall have been declared by New York or United States authorities or (ii) if at or prior to the Closing Date, there shall have been an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which results in the declaration of a national emergency or war, and, in the reasonable opinion of the Underwriters, makes it impracticable or inadvisable to offer or sell the Publicly Offered Certificates.

         (d) The Underwriters shall have received written notification from the Rating Agencies to the effect that the Publicly Offered Certificates have been rated no lower than the required ratings set forth in the Final Prospectus, and as of the Closing Date, such rating or ratings shall not have been rescinded and there shall not have been any downgrading, or public notification of a possible downgrading, or public notification of a possible change without indication of direction.

         (e) The Publicly Offered Certificates, the Mortgage Loan Purchase Agreements, the Pooling and Servicing Agreement, the Certificate Purchase Agreement and this Underwriting Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect.

         (f) The Company shall have delivered to the Underwriters an Officer's Certificate of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Final Prospectus and this Underwriting Agreement and that: (i) the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) nothing has come to the attention of the signer that would lead the signer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under


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     which they were made, not misleading, except that no such representation or warranty shall be required as to statements contained in or omitted from the Final Prospectus in reliance upon and in conformity with Underwriter Provided Information (as hereinafter defined) (except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information (as hereinafter defined) which is not accurate and complete in all material respects).

         (g) The Underwriters shall have received from Morrison & Hecker L.L.P., counsel to the Company, a favorable opinion, dated the Closing Date, and satisfactory in form and substance to counsel for the Underwriters. With respect to such opinion, such counsel (i) may express its reliance as to factual matters on the representations and warranties in this Underwriting Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements made by, and on certificates or other documents furnished by officers of, the parties to such agreements, (ii) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company, Midland, MCFC and any of their Affiliates, and (iii) may render such opinion only as to the federal laws of the United States of America and the laws of the States of Missouri and New York.

         (h) The Underwriters shall have received from O'Melveny & Myers LLP, counsel to the Underwriters, such opinion, dated the Closing Date, with respect to the issuance and sale of the Publicly Offered Certificates, the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (i) The Underwriters shall have received from Ernst & Young, LLP, certified public accountants, a letter dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that such accountants have performed certain specified procedures as a result of which they confirmed certain information of an accounting, financial or statistical nature set forth in the Final Prospectus.

         (j) The Underwriters shall have received from Morrison & Hecker L.L.P., counsel to Midland and MCFC, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that (1) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by Midland, as the Servicer and the Special Servicer, and constitutes the legal, valid, binding and enforceable agreement of Midland, and (2) the MCFC Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by Midland and MCFC and constitutes the legal, valid, binding and enforceable agreement of Midland and MCFC subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general


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     principles of equity  regardless of whether  enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters, Midland and MCFC. With respect to such opinion, such counsel (i) may express its reliance as to factual matters on the representations and warranties made in such agreements by, and on certificates or other documents furnished to the Underwriters by officers of the parties to the Pooling and Servicing Agreement, (ii) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company, Midland, MCFC and any of their Affiliates and (iii) may render such opinion only as to the federal laws of the United States of America and the laws of the States of Missouri and New York.

         (k) The Underwriters shall have received from Cadwalader, Wickersham & Taft, counsel to GACC in connection with the GACC Mortgage Loan Purchase Agreement, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that the GACC Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by GACC and constitutes the legal, valid, binding and enforceable agreement of GACC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters and GACC. With respect to such opinion, such counsel (i) may express its reliance as to factual matters on the representations and warranties in the GACC Mortgage Loan Purchase Agreement made by, and on certificates or other documents furnished by officers of the parties to such agreement, (ii) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than GACC and its Affiliates, and (iii) may render such opinion only as to the laws of the States of New York and Maryland and the federal laws of the United States of America.

         (l) The Underwriters shall have received from Battle Fowler, counsel to BCMC in connection with the BCMC Mortgage Loan Purchase Agreement, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that the BCMC Mortgage Loan Purchase Agreement has been duly authorized, executed and delivered by BCMC and constitutes the legal, valid, binding and enforceable agreement of BCMC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters and BCMC. With respect to such opinion, such counsel (i) may express its reliance as to factual matters on the representations and warranties in the BCMC Mortgage Loan Purchase Agreement made by, and on certificates or other documents furnished by officers of the parties to such


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     agreement, (ii) may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than BCMC and its Affiliates, and (iii) may render such opinion only as to the laws of the States of New York and Massachusetts and the federal laws of the United States of America.

         (m) The Underwriters shall have received from each of (i) Thomas A. Rosiello, Esq., Senior Counsel of the Trustee and the Fiscal Agent and (ii) Latham & Watkins, counsel to the Trustee and the Fiscal Agent, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect that the Pooling and Servicing Agreement has been duly authorized, executed and delivered by each of the Trustee and the Fiscal Agent, and constitutes the legal, valid, binding and enforceable agreement of each of the Trustee and the Fiscal Agent, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Underwriters, the Trustee and the Fiscal Agent.

         (n) All proceedings in connection with the transactions contemplated by this Underwriting Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and such counsel shall have received such information, certificates and documents as the Underwriters or such counsel may have reasonably requested.

         (o) The Underwriters shall have received a copy of the Letter of Representations of the Company to The Depository Trust Company with respect to the Publicly Offered Certificates.

         (p) All conditions to the obligation of the Placement Agents pursuant to Section 4 of the Certificate Purchase Agreement shall have been satisfied.

         (q)  The  Company  shall  have  furnished  such  further   information,
     certificates, documents and opinions as the Underwriters may reasonably request.

     If any of the conditions specified in this Section 2 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates referred to above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the
Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters.



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     3.  Covenants of the Company.  In further
consideration of the agreements of the Underwriters contained in this Underwriting Agreement, the Company covenants as follows:

         (a) The Company shall furnish each Underwriter, without charge, copies of the Registration Statement and any amendments thereto including exhibits and as many copies of the Final Prospectus and any supplements and amendments thereto as such Underwriter may from time to time reasonably request.

         (b) The Company will not file any amendment to the Registration Statement or any supplement to the Prospectus of which each Underwriter shall not previously have been advised and furnished with a copy a reasonable time prior to the proposed filing or to which either Underwriter shall have reasonably objected. The Company will use its best efforts to cause any post-effective amendment to the Registration Statement to become effective as promptly as possible. During the time when a prospectus is required to be delivered under the 1933 Act, the Company will comply so far as it is able with all requirements imposed upon it by the 1933 Act and the rules and regulations thereunder to the extent necessary to permit the continuance of sales or of dealings in the Publicly Offered Certificates in accordance with the provisions hereof and of the Final Prospectus, and the Company will prepare and file with the Commission, promptly upon request by either Underwriter, any amendments to the Registration Statement or amendments or supplements to the Prospectus which may be necessary or advisable in connection with the distribution of the Publicly Offered Certificates by the Underwriters, and will use its best efforts to cause the same to become effective as promptly as possible. The Company will advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any amended Registration Statement has become effective or any amendment or supplement to the Final Prospectus or any amended Prospectus has been filed. The Company will advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus supplement or the Final Prospectus, or the suspension of the qualification of the Publicly Offered Certificates for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, or of any request made by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information, and the Company will use its best efforts to prevent the issuance of any such stop order or any order suspending any such qualification, and if any such order is issued, to obtain the lifting thereof as promptly as possible.

         (c) If, at any time when a prospectus relating to the Publicly Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus would include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the


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     statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary for any other reason to amend or supplement the Final Prospectus to comply with the 1933 Act, to promptly notify the Underwriters thereof and upon either Underwriter's request to prepare and file with the Commission, at the Company's own expense, an amendment or supplement which will correct such statement or omission or any amendment which will effect such compliance.

         (d) During the period when a prospectus is required by law to be delivered in connection with the sale of the Publicly Offered Certificates pursuant to this Underwriting Agreement, the Company will file, on a timely and complete basis, all documents that are required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.

         (e) The Company shall qualify the Publicly Offered Certificates for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Underwriters shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification of the eligibility of the Publicly Offered Certificates for investment under the laws of such jurisdictions as the Underwriters may designate; provided that in connection therewith the Company shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

         (f) For so long as any of the Publicly Offered Certificates remain outstanding, to furnish to each Underwriter upon request in writing copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to its creditors or the holders of the Publicly Offered Certificates and to furnish to each Underwriter copies of each annual or other report the Company shall be required to file with the Commission.

         (g) To the extent, if any, that the rating provided with respect to the Publicly Offered Certificates by the rating agency or agencies that initially rate the Publicly Offered Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall use its best efforts to furnish such documents and take any such other actions.

         (h)  The Company will enter into the Certificate
     Purchase Agreement, the Mortgage Loan Purchase
     Agreements and the Pooling and Servicing Agreement on or prior to the Closing Date.

     4.  Representations and Warranties of the Company.
The Company represents and warrants to each Underwriter that:



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         (a) The Registration  Statement on Form S-3 (No.  333-15893)  including the Prospectus, has become effective. No stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. The Prospectus Supplement will be filed with the Commission pursuant to Rule 424 under the 1933 Act. The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions on Form S-3, and the conditions of Rule 415 under the 1933 Act, have been satisfied with respect to the Company and the Registration Statement. There are no contracts or documents of the Company that are required to be filed as exhibits to the
     Registration   Statement  pursuant  to  the  1933  Act  or  the  rules  and regulations thereunder that have not been so filed.

         (b) (i) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) on the date of this Underwriting Agreement, the Registration Statement and the Final Prospectus conform, and as of the Closing Date, the Registration Statement and the Final Prospectus, as amended or supplemented, if applicable, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder; and (iii) on the date of this Underwriting Agreement, the Final Prospectus does not include, and as of the Closing Date, the Final Prospectus, as amended or supplemented, if applicable, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements or omissions in any of such documents made in reliance upon and in conformity with Underwriter Provided Information (except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information which is not accurate and complete in all material respects).

         (c) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Company, whether or not arising in the ordinary course of business of the Company.

         (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri. The Company has all requisite power and authority (corporate and other) and all requisite authorizations, approvals, order, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own its properties, to conduct its business as described


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



     in the Registration Statement and the Final Prospectus and to execute, deliver and perform this Underwriting Agreement, the Certificate Purchase Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements, except (i) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriters of the Publicly Offered Certificates and by the Placement Agents of the Privately Placed Certificates and (ii) for such authorizations, approvals, orders, licenses, certificates and permits the failure of which to obtain would not have a material adverse affect on the Company. All such authorizations, approvals, orders, licenses, certificates and permits are in full force and effect and contain no unduly burdensome provisions and, except as set forth or contemplated in the Registration Statement or the Final Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened that would result in a modification, suspension or revocation thereof that would have a material adverse affect on the Company.

         (e) The Publicly Offered Certificates have been duly authorized, and when they are issued and delivered pursuant to this Underwriting Agreement in exchange for the purchase price thereof, they will have been duly executed, issued and delivered and will be entitled to the benefits provided by the Pooling and Servicing Agreement, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), and will conform in substance to the description thereof contained in the Registration Statement and the Final Prospectus, and will in all material respects be in the form contemplated by the Pooling and Servicing Agreement.

         (f) This Underwriting Agreement has been duly authorized, executed and delivered by the Company. Each of the Pooling and Servicing Agreement, the Certificate Purchase Agreement and the Mortgage Loan Purchase Agreements, when executed and delivered as contemplated hereby, will have been duly authorized, executed and delivered by the Company. This Underwriting Agreement constitutes, and each of the Pooling and Servicing Agreement, the Certificate Purchase Agreement and the Mortgage Loan Purchase Agreements when so executed and delivered will constitute, a legal, valid, binding and enforceable agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

         (g) As of the Closing Date, the Publicly Offered Certificates, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and each of the Mortgage Loans will each conform in all material respects to the respective descriptions thereof contained in the Final Prospectus, and on the Closing Date, the Company (pursuant to the Pooling and Servicing Agreement) will assign to the Trustee for the


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



     benefit of the Certificateholders of the Publicly Offered Certificates, certain representations and warranties with respect to the Mortgage Loans made by the related Mortgage Loan Seller to the Company in the applicable Mortgage Loan Purchase and Sale
     Agreement.

         (h) No filing or registration with, or notice to, or consent, approval, non- disapproval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Underwriting Agreement or the Pooling and Servicing Agreement, except (i) such as have been obtained,
     (ii) such as may be required under the 1933 Act, the rules and regulations thereunder, or state securities or "Blue Sky" laws, in connection with the purchase and distribution of the Publicly Offered Certificates by the Underwriters or of the Privately Placed Certificates by the Placement Agent and (iii) any the failure of which to obtain would not have a material adverse affect on the Company.

         (i) Other than as set forth or contemplated in the Final Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business or business prospects of the Company and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (j) As of the Closing Date, each of the Mortgage Loans will meet the criteria for selection described in the Final Prospectus, and at the Closing Date, the representations and warranties made by the Company in the Pooling and Servicing Agreement will be true and correct as of the date made.

         (k) At the time of execution and delivery of the Pooling and Servicing Agreement, (i) the Company will have good and marketable title to the Mortgage Loans, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), and will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Publicly Offered Certificates, (ii) the Company will have the power and authority to transfer the Publicly Offered Certificates to the Underwriters and (iii) upon execution and delivery to the Trustee of the Pooling and Servicing Agreement and delivery to the Underwriters of the Publicly Offered Certificates, and delivery to the Placement Agents of the Privately Placed Certificates, the Trustee will have good and marketable title to the Mortgage Loans and the Underwriters will have good and marketable title to the Publicly Offered Certificates, in each case free and clear of any Liens.



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



         (l) Neither the Company nor the Trust Fund is, and neither (i) the issuance and sale of the Publicly Offered Certificates in the manner contemplated by the Final Prospectus, nor (ii) the activities of the Trust Fund pursuant to the Pooling and Servicing Agreement will cause the Company or the Trust Fund to be an "investment company" or under the control of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (m) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

         (n) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Underwriting Agreement, the Pooling and Servicing Agreement and the Publicly Offered Certificates have been or will be paid at or prior to the Closing.

     5. Indemnification and Contribution. (a) The Company and Midland, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become liable under the 1933 Act, the 1934 Act, or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor Midland will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriter Provided Information (except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information which is not accurate and complete in all material respects); provided, further, that neither the Company nor Midland will be liable to DMG (but will be liable to the remaining Underwriters) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with GACC Provided Information; and provided, further, that neither the Company nor Midland will be liable to Llama (but will be liable to the remaining Underwriters) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in


NY1-473497
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



reliance upon and in conformity with BCMC Provided Information. This indemnity will be in addition to any liability that the Company or Midland may otherwise have.

     (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company and Midland to the Underwriters, but only with reference to Underwriter Provided Information (except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission is a result of Seller Provided Information which is not accurate and complete in all material respects). This indemnity will be in addition to any liability that such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 5, notify the indemnifying party in writing of the commencement thereof, but failure to notify the indemnifying party of any such claims shall not relieve the indemnifying party of any liability that it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the indemnifying party elects to assume the defense, such defense shall be conducted by legal counsel reasonably acceptable to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such legal counsel, any indemnified party that is a defendant in the suit may retain additional legal counsel but shall bear the legal fees and disbursements of such legal counsel unless (i) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such legal counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and such indemnified party, and representation of both such parties by the same legal counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the legal fees and disbursements of more than one legal counsel for all the indemnified parties and that all such legal fees and disbursements shall be reimbursed by the indemnifying party as they are incurred. The indemnifying party shall not be liable to indemnify any person for any settlement of any claim effected without its prior written consent. The indemnifying party shall not, without the prior written consent of any indemnified party, which consent will not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity is or could have been sought hereunder by such indemnified party.

     (d) Not later than 10:30 a.m. Kansas City time, on the business day before the date on which a Current Report on Form 8-K relating to the Certificates is required to be filed by the Company with the Commission pursuant to Section 3(d) hereof, each Underwriter shall


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



deliver to the Company one complete copy in electronic format of all materials, if any, provided by such Underwriter to prospective investors in such Certificates which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association and the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials"). Each delivery of Computational Materials to the Company pursuant to this paragraph (d) shall be effected by delivering one copy of such material in electronic format to counsel for the Company.

     (e) Each Underwriter severally and not jointly agrees, except to the extent that the Seller Provided Information is not accurate and complete in all material respects, to indemnify and hold harmless the Company, each of the Company's officers and directors and each person who controls the Company within the meaning of Section 15 of the 1933 Act and Section 12 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Certificates), arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus, and in the light of the circumstances under which they were made, not misleading, except to the extent that such untrue statement or omission is based upon the Seller Provided Information and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 5(e) shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section 5(c) shall be equally applicable to this Section 5(e).

     (f) If the indemnification provided for in this Section 5 shall for any reason be unavailable to an indemnified party under this Section 5, then the Company and the Underwriters shall contribute to the amount paid or payable by such indemnified party as a result of the aggregate losses, claims, damages and liabilities referred to in paragraph (a), (b) or (e) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriters on the other from the placement of the Publicly Offered Certificates, and (ii) the relative fault of the Company on the one hand and the Underwriters on


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



the other in connection with the statement or omission that resulted in such losses, claims, damages and liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the purchase price paid by the Underwriters pursuant to the Pricing Letter bears to the difference between (i) the total price at which the Publicly Offered Certificates were sold by the Underwriters and (ii) the purchase price paid by the Underwriters pursuant to the Pricing Letter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this paragraph (f) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this paragraph (f). Notwithstanding the provisions of this paragraph (f), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Publicly Offered Certificates placed by it exceeds the amount of any damages that the Underwriters have otherwise been required to pay or have become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person, if any, who controls the Underwriters within the meaning of either the 1933 Act or the 1934 Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each director and each officer of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (f), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have to a party entitled to contribution except to the extent the party obligated to make such contribution was prejudiced by such failure.

         "Seller Provided Information" means (a) the information appearing under the caption "DESCRIPTION OF THE MORTGAGE POOL" in the Prospectus Supplement, (b) Annex A to the Prospectus Supplement and (c) with respect to Computational Materials only, a collateral asset book relating to each property securing the Mortgage Loans.



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



         "Underwriter Provided Information" means (a) the respective names of each Underwriter on the front and back cover of the Prospectus Supplement and
(b) the information contained under the caption "PLAN OF DISTRIBUTION" in the Prospectus Supplement (excluding any information or materials cross-referenced under such caption), but not including the information contained in the last paragraph under such caption.

         "GACC Provided Information" means information contained in the Final Prospectus with respect to which GACC is obligated to indemnify the Company under the GACC Mortgage Loan Purchase Agreement.

         "BCMC Provided Information" means information contained in the Final Prospectus with respect to which BCMC is obligated to indemnify the Company under the BCMC Mortgage Loan Purchase Agreement.

     6. Survival of Certain Representations and Obligations. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriters set forth in, or made pursuant to, this Underwriting Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriters, the Company, or any of the offices or directors or any controlling person of any of the foregoing, and shall survive the delivery of and payment for the Publicly Offered Certificates.

     7. Termination. (a) This Underwriting Agreement may be terminated by the Company by notice to the Underwriters in the event that a stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose shall have been instituted or threatened.

     (b) This Underwriting Agreement may be terminated by any of the Underwriters by notice to the Company and the other Underwriters in the event that the Company or the Servicer shall have failed, refused or been unable to perform all obligations and satisfy all conditions to be performed or satisfied hereunder by the Company or the Servicer, respectively, at or prior to the Closing Date.

     (c) Termination of this Underwriting Agreement pursuant to this Section 7 shall be without liability of any party to any other party other than as provided in Section 8 hereof.

     8. Default of the Underwriters. If the Underwriters default in their obligation to purchase the Publicly Offered Certificates as provided in this Underwriting Agreement and the aggregate principal amount of the Publicly Offered Certificates with respect to which such default occurs is more than ten percent of the aggregate principal amount or notional amount as applicable, of such Publicly Offered Certificates, as the case may be, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Publicly Offered Certificates by other persons are not made within 36 hours after any such default, this


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



Underwriting Agreement will terminate without liability on the part of the Company except for the expenses to be paid or reimbursed by the Company pursuant to Section 9 hereof. As used in this Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8.

     9. Expenses. The Company agrees with the Underwriters that: (a) whether or not the transactions contemplated in this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay all fees and expenses incident to the performance of its obligations under this Underwriting Agreement, including but not limited to, (i) the Commission's registration fee,
(ii) the expenses of printing and distributing the Registration Statement, any preliminary prospectus, the Prospectus Supplement, any amendments or supplements to the Registration Statement or the Prospectus Supplement, and any Blue Sky memorandum or legal investment survey and any supplements thereto, (iii) fees and expenses of rating agencies, accountants and counsel for the Company, (iv) the expenses referred to in Section 3(e) hereof, and (v) all miscellaneous expenses referred to in Item 14 of the Registration Statement; (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, reasonably incurred by the Underwriters in connection with investigating, preparing to market and marketing the Publicly Offered Certificates and proposing to purchase and purchasing the Publicly Offered Certificates under this Underwriting Agreement will be borne and paid by the Company if this Underwriting Agreement is terminated by the Company pursuant to Section 8 hereof or by the Underwriters on account of the failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on the part of the Company to be performed or satisfied hereunder; and (c) the Company will pay the cost of preparing the certificates for the Publicly Offered Certificates.

     Except as otherwise provided in this Section 9, the Underwriters agree to pay all of their expenses in connection with investigating, preparing to market and marketing the Publicly Offered Certificates and proposing to purchase and purchasing the Publicly Offered Certificates under this Underwriting Agreement, including the fees and expenses of their counsel and any advertising expenses incurred by it in making offers and sales of the Publicly Offered Certificates.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to PSI, will be mailed, delivered or telecopied and confirmed to it at One New York Plaza, 18th Floor, New York, New York 10292-2015, attention: Peter Riemenschneider, fax number (212) 778-5099; if sent to DMG, will be mailed, delivered or telecopied and confirmed to it at 31 West 52nd Street, New York, New York 10019, attention: General Counsel, fax number
(212) 469-8172; if sent to Llama, will be mailed, delivered or telecopied and confirmed to it at One McIlroy Plaza, Suite 302, Fayetteville, Arkansas 72701, attention: Stephen D. Mansfield, fax number (501) 444-4042; or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, attention: Alan L. Atterbury, fax number (816) 435-2327.



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Underwriting Agreement

     11. Successors. This Underwriting Agreement shall inure to the benefit of and shall be binding upon each Underwriter, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement, or any provisions herein contained; the Underwriting Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the representations and warranties of the Company contained in this Underwriting Agreement shall also be for the benefit of any person or persons who controls or control any Underwriter within the meaning of Section 15 of the 1933 Act, and (ii) the indemnities by the Underwriters shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who controls or control the Company within the meaning of
Section 15 of the 1933 Act. No purchaser of the Publicly Offered Certificates from the Underwriters shall be deemed a successor because of such purchase.

     12. Applicable Law; Counterparts. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York (without regard to conflict of laws principles). This Underwriting Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

     13. Time of the Essence. Time shall be of the essence of this Underwriting Agreement.

       [Remainder of Page Intentionally Left Blank]



NY1-473497
Underwriting Agreement

     If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

                  Very truly yours,

                  MIDLAND REALTY ACCEPTANCE CORP.



                  By:  /s/ Clarence Krantz
                       Clarence Krantz
                       Executive Vice President


AGREED AND ACCEPTED AS OF THE
 DATE FIRST WRITTEN ABOVE


PRUDENTIAL SECURITIES
 INCORPORATED



By:  /s/ Stephanie Anzivino
     Stephanie Anzivino
     Vice President



DEUTSCHE MORGAN GRENFELL INC.



By:  /s/ Joel C. Horne
     Joel C. Horne
     Director


By:  /s/ Charlene S. Chai
     Charlene S. Chai
     Director




NY1-473497
Underwriting Agreement

LLAMA COMPANY, L.P.



By:  /s/ Stephen D. Mansfield
     Stephen D. Mansfield
     Senior Vice President



NY1-473497
Underwriting Agreement

THE TERMS OF THIS UNDERWRITING AGREEMENT, INCLUDING,
WITHOUT LIMITATION, THE TERMS OF SECTION 5 HEREOF, ARE
AGREED AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE


MIDLAND LOAN SERVICES, L.P.


By:  Midland Data Systems, Inc.,
its general partner


By:  /s/ Alan L. Atterbury
     Alan L. Atterbury
     President





NY1-473497
Underwriting Agreement

                                                                      EXECUTION